Exhibit 8.1

425 WEST CAPITOL AVENUE, SUITE 1800

LITTLE ROCK, ARKANSAS 72201-3525

TELEPHONE 501-688-8800

FAX 501-688-8807

November 9, 2021

Home BancShares, Inc.

719 Harkrider, Suite 100

Conway, Arkansas 72032

Re:	Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, HOMB Acquisition Sub III, Inc., Happy Bancshares, Inc., and Happy State Bank

Ladies and Gentlemen:

We have acted as counsel to Home BancShares, Inc., an Arkansas corporation (“Home”), Centennial Bank, an Arkansas state bank and a wholly-owned subsidiary of Home (“Centennial”), and HOMB Acquisition Sub III, Inc., an Arkansas corporation and a newly-formed, wholly-owned subsidiary of Home (“Acquisition Sub”), in connection with the following: (i) the proposed merger of Acquisition Sub with and into Happy Bancshares, Inc., a Texas corporation (“Happy”) (the “Reverse Merger”); (ii) the proposed merger of Happy with and into Home (the “Upstream Merger”); and (iii) the proposed merger of Happy State Bank, a Texas-chartered commercial bank (“HSB”) with and into Centennial (the “Bank Merger”), all pursuant to the terms of that certain Agreement and Plan of Merger by and among Home, Centennial, Acquisition Sub, Happy, and HSB dated September 15, 2021, as amended on October 18, 2021, and as further amended on November 8, 2021 (the “Plan”). This opinion is being rendered as required by Section 6.2(f) of the Plan. The Reverse Merger and the Upstream Merger are referred to herein collectively as the “Merger.” All capitalized terms used and not otherwise defined in this opinion letter shall have the respective meanings ascribed thereto in the Plan.

We are members of the Bar of the State of Arkansas, and Home has requested that we furnish this opinion letter. For the purpose of delivering this opinion letter, with Home’s consent, we have examined and relied upon, and we are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Plan, (ii) the Registration Statement on Form S-4 (Registration No. 333-260446) filed by Home with the Securities and Exchange Commission in connection with the Merger and the Bank Merger (as amended through the date hereof) (the “Registration Statement”), (iii) certificates of officers of Home and Happy dated of even date herewith; and (iv) such other documents, records, resolutions, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions referred to in this letter.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.   |   ATTORNEYS AT LAW

MITCHELLWILLIAMSLAW.COM

Home BancShares, Inc.

November 9, 2021

In rendering the opinions set forth herein, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

In our examination, we have assumed, with Home’s permission and without independent verification or inquiry:

(a) All documents submitted to us as originals are authentic, all signatures on all documents are genuine, all documents submitted to us as certified, conformed or photostatic copies conform to the original documents, and the originals of such copies are authentic;

(b) Each document reviewed by us (a) has been or will be fully executed and delivered in substantially the same form, (b) is or will be in full force and effect, and (c) has not been and will not be amended or modified in any respect;

(c) All parties to the documents at all times had and will have full corporate power, authority and capacity to enter into, execute and perform all obligations under those documents and to observe and perform the terms and conditions thereof;

(d) The accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Home and Happy, that such factual statements and representations will be accurate and complete as of the Effective Time, and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification;

(e) The factual matters, statements and recitations contained in any other documents, resolutions, certificates or instruments provided to us (or otherwise made known to us as of the date hereof) are accurate, true and complete;

(f) The transactions contemplated by the Plan will be consummated in accordance therewith and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party); and

(g) The Merger and the Bank Merger will be reported by Home and Happy on their respective federal income tax returns in a manner consistent with the opinion set forth below.

Home BancShares, Inc.

November 9, 2021

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion under currently applicable United States federal income tax law that:

1. The Reverse Merger of Acquisition Sub with and into Happy followed by the Upstream Merger of Happy with and into Home, as part of the integrated Plan, will constitute a single statutory merger of Happy into Home that will qualify as a reorganization described in § 368(a)(1)(A) of the Code, and Home, Acquisition Sub, and Happy will each be a party to the reorganization within the meaning of § 368(b) of the Code. Accordingly, neither Home nor Acquisition Sub will recognize taxable income for federal income tax purposes in connection with the Merger.

2. The Bank Merger of HSB with and into Centennial will constitute a reorganization as described in § 368(a)(1)(A) of the Code, and Centennial and HSB will each be a party to the reorganization within the meaning of § 368(b) of the Code. Accordingly, Centennial will not recognize taxable income for federal income tax purposes in connection with the Bank Merger.

We express no opinion as to any matter except those set forth above, and the opinions set forth herein are limited to matters expressly set forth in Paragraph 1 and Paragraph 2 above. Notwithstanding anything contained herein to the contrary, no opinion is to be inferred or implied beyond the matters expressly stated in Paragraph 1 and Paragraph 2 above.

Except as expressly set forth in Paragraph 1 and Paragraph 2 above, we express no opinion on any issue relating to the tax consequences (whether federal, state, local, or foreign) of the Reverse Merger, the Upstream Merger, the Bank Merger, or of any transactions related thereto or otherwise contemplated by the Plan. Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. We undertake no responsibility to update or supplement the opinions contained herein to reflect any facts that may hereafter come to our attention or to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.

We do not purport to describe herein all tax consequences that might flow from the Reverse Merger, the Upstream Merger, the Bank Merger, or of any transactions related thereto or otherwise contemplated by the Plan.

We have conclusively assumed that neither Home, Centennial nor Acquisition Sub knows of any reason why the opinions set forth herein may be incorrect.

The foregoing opinions are for the exclusive reliance by Home, Centennial, and Acquisition Sub. The opinions set forth herein are rendered solely in connection with the above-referenced transaction, and should not be relied upon in any other transaction, or used, circulated, quoted, published or relied upon for any other purpose without our express written consent, except that Home or Centennial may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on behalf of Home or Centennial, (b) governmental agencies having regulatory authority over Home or Centennial, and (c) designated persons pursuant to an order or legal process of any court or governmental agency.

Home BancShares, Inc.

November 9, 2021

The opinions set forth herein represent our reasoned judgment as to certain matters of law based upon facts presented or presumed and are not and should not be considered or construed as a guaranty.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Certain Legal Matters” as having passed upon certain federal income tax matters for Home. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933.

Very truly yours,

/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.